Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Naked Brand Group Limited

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on our report dated May 18, 2021, relating to the consolidated financial statements of Naked Brand Group Limited, appearing in the Company’s Form 20-F, for the year ended January 31, 2021.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ BDO Audit Pty Ltd

BDO Audit Pty Ltd
Sydney, Australia

May 18, 2021